EXHIBIT 2.1

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANS FERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         AGREEMENT FOR THE EXCHANGE OF COMMON STOCK
         ------------------------------------------

         AGREEMENT made this 14th day of February, 2001, by and between BIO-SOLUTIONS INTERNATIONAL, INC., a Nevada corporation, (the "ISSUER") and the individuals listed in Exhibit A attached hereto, (the "SHAREHOLDERS"), which SHAREHOLDERS own of all the issued and outstanding shares of PARADIGM SALES & MARKETING CORPORATION a Florida corporation. ("PARADIGM")

         In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

         THE PARTIES HERETO AGREE AS FOLLOWS:

         1. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to SHAREHOLDERS,11,140,020 shares of the common stock of ISSUER, $.0001 par value (the "Shares"), in exchange for 100% of the issued and outstanding shares of PARADIGM, such that PARADIGM shall become a wholly owned subsidiary of the ISSUER.

         2. REPRESENTATIONS AND WARRANTIES. ISSUER represents and warrants to SHAREHOLDERS and PARADIGM the following:

                  i. Organization. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of Nevada.

                  ii.    Capital.  The  authorized  capital  stock   of   ISSUER
consists  of  100,000,000  shares  of  common  stock,   $.0001  par  value.  All
outstanding shares are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. None of the outstanding shares of ISSUER are subject to any stock restriction agreements except for Rule 144 legends required by law. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Nevada.

                  iii. Financial Statements. Exhibit B to this Agreement includes the current balance sheet of ISSUER, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the balance sheet and the financial statements, and the results of its operations for the periods indicated.

                  iv. Absence of Changes. Since the date of the financial statements, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

                  v. Liabilities. ISSUER does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial statement. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between the ISSUER and any third party, and no such dispute will exist at the closing of this Agreement. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments.

                  vi. Ability to Carry Out Obligations. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

                  vii. Ful l Disclosure. None of the representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

                  viii. Contract and Leases. ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

                  ix. Compliance with Laws. ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

                  x. Litigation. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

                  xi. Conduct of Business. Prior to the closing, ISSUER shall conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities,
(5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

                  xii. Corporate Documents. Copies of each of the following documents, which are true complete and correct in all material respects, will be attached to and made a part of this Agreement:

                  (1)      Articles of Incorporation;
                  (2)      Bylaws ;
                  (3)      Minutes of Shareholders Meetings;
                  (4)      Minutes of Directors Meetings;
                  (5)      List of Officers and Directors;
                  (6) Current Balance Sheet together with other financial statements described in Section 2(iii);
                  (7) Stock register and stock records of ISSUER and a current, accurate list of ISSUER's shareholders.

                  xiii. Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of Nevada.

                  xiv. Title. The Shares to be issued to SHAREHOLDERS will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLD ERS. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLD ERS' voting rights with respect to the Shares.

         3. SHAREHOLDERS and PARADIGM represent and warrant to ISSUER the following:

                  i. Organization PARADIGM is a corporation duly organized, validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the Incorporators, directors and shareholders of PARADIGM have been valid and in accordance with the laws of Florida.

                  ii. Shareholders and Issued Stock. Exhibit A annexed hereto sets forth the names and share holdings of 100% of PARADIGM shareholders.

         4. INVESTMENT INTENT. SHAREHOLDERS agree that the shares being issued pursuant to this Agreement shall bear a Rule 144 restrictive legend and may not be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (a "Transfer"), and may be transferred only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ISSUER. SHAREHOLDERS agree, prior to any Transfer, to give written notice to ISSUER expressing his desire to effect the transfer and describing the proposed transfer.

         5. CLOSING. The closing of this transaction shall take place at 3607 Hardy Street, Hattiesburg, MS 39402.

         6.   DOCUMENTS TO BE DELIVERED AT CLOSING.

                  i.     By the ISSUER
                         -------------

                  (1) Board of Directors Minutes authorizing the issuance of a certificate or certificates for 11,140,020 Shares, registered in the names of the SHAREHOLDERS based upon their holdings in PARADIGM as agreed to on Exhibit A.

                  (2) A Board of Directors resolution appointing such persons as SHAREHOLD ERS designate as a director(s) of ISSUER.

                  (3) The resignation of all the directors of ISSUER, except that of SHARE HOLDER'S designee, dated subsequent to the resolution described in 3, above.

                  (4) Audited financial statements of the ISSUER filed with the SEC, which shall include a current balance sheet and statements of operations, stockholders equity and cash flows for the twelve month period then ended.

                  (5) All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

                  (6)    Such  other  minutes  of   ISSUER's   shareholders   or
directors as may reasonably be required by SHAREHOLDERS.

                  ii.    By SHAREHOLDERS AND PARADIGM

                  (1) Delivery to the ISSUER, or to its Transfer Agent, the certificates representing 100% of the issued and outstanding stock of PARADIGM.

                  (2) Consents signed by all the shareholders of PARADIGM consenting to the terms of this Agreement.

         7.       REMEDIES.

                  i. Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Hattiesburg, Mississippi in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

         8.       MISCELLANEOUS.

                  i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

                  ii. No oral change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

                  iii. Non Waiver. Except as otherwise provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (I) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

                  iv.    Time of Essence.   Time  is  of  the  essence  of  this
Agreement and of each and every provision hereof.

                  v. Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

                  vi. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  vii. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

ISSUER:                  Bio-Solutions International, Inc.
                         3607 Hardy Street
                         Hattiesburg, MS 39402

                         Paradigm Sales & Marketing Corporation
                         60 E. 42nd Street, Suite 2907
                         New York, New York 10165




         IN WITNESS WHEREOF, the undersigned has executed this Agreement this 14th day of February 2000.

PARADIGM SALES &                            BIO-SOLUTIONS INTERNATIONAL, INC.
MARKETING CORPORATION



By: /s/ Joe H. Ashley                       By: /s/ Louis H. Elwell, III
    ------------------------------              --------------------------------

                                    EXHIBIT A

         By signing below the undersigned hereby consent to the terms of this Agreement including the exchange of shares provided herein and each of the undersigned agree to execute any and all documents necessary to effect the terms thereof. I agree that the signature pages hereof may be executed in counterparts and assembled as a whole.

SHAREHOLDERS:             SHARES:               SIGNATURES:
-------------             -------               -----------


Marcus Wade                100%                 /s/ Marcus Wade
                                                --------------------------------
                                                Marcus Wade



Louis Elwell               100%                 /s/ Louis H. Elwell, III
                                                --------------------------------
                                                Louis Elwell



Krish Reddy                100%                 /s/ Krish Reddy
                                                --------------------------------
                                                Krish Reddy



Donald F. Mintmire         100%                 /s/ Donald F. Mintmire
                                                --------------------------------
                                                Donald F. Mintmire



Joe H. Ashley              100%                 /s/ Joe H. Ashley
                                                --------------------------------
                                                Joe H. Ashley



Betty Gute                 100%                 /s/ Betty Gute
                                                --------------------------------
                                                Betty Gute



Aquaculture                100%                 /s/ Louis H. Elwell, III, Pres.
                                                --------------------------------
                                                Aquaculture

                                    EXHIBIT A



         By signing below the undersigned hereby consent to the terms of this Agreement including the exchange of shares provided herein and each of the undersigned agree to execute any and all documents necessary to effect the terms thereof. I agree that the signature pages hereof may be executed in counterparts and assembled as a whole.

SHAREHOLDERS:             SHARES:               SIGNATURES:
-------------             -------               -----------

Luke Adrian                100%                 /s/ Luke Adrian
                                                ------------------------------
                                                Luke Adrian



Bob Rose                   100%                 /s/ Bob Rose
                                                ------------------------------
                                                Bob Rose



Roman Czajkowsky           100%                 /s/ Roman Czajkowsky
                                                ------------------------------
                                                Roman Czajkowsky



Scott Brown                100%                 /s/ Scott Brown
                                                ------------------------------
                                                Scott Brown



Richard Polatis            100%                 /s/ Richard Polatis
                                                ------------------------------
                                                Richard Polatis